Exhibit 3.13

CERTIFICATE OF INCORPORATION
OF
HCC Holdings, Inc.

1.   The name of the corporation is

HCC Holdings, Inc.

2.   The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.   The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.   The total number of shares of stock which the corporation shall have authority to issue is one thousand common (1,000) and the par value of each such shares is Ten Cents ($0.10), amounting in the aggregate to One Hundred Dollars ($100.00).

5.   The Board of Directors is authorized to make, alter or repeal the By-Laws of the corporation. Election of Directors need not be by written ballot.

6.   The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)           The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3)           The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4)           No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(5)           In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

7.   Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside of the State of Delaware at such place or places as may be designated from time to time by the board of Directors or in the By-Laws of the Corporation.

8.   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9.   The name and address of the incorporator is:

L. J. Vitalo
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of February, 1996.

L. J. Vitalo

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
HCC HOLDINGS, INC.

HCC Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.                                       That the Board of Directors of this Corporation, by unanimous written consent, adopted a resolution, proposing and declaring advisable, the following amendment to the Certificate of Incorporation of this Corporation:

NOW THEREFORE, BE IT RESOLVED.  Article FIRST of the Certificate of Incorporation of the Corporation, dated February 21,1996 be amended to read as follows:

“The name of the Corporation is CELANESE HOLDINGS, INC.”

2.                                       That pursuant to unanimous written consent, the holder of all of the outstanding shares entitled to vote thereon voted in favor of said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

3.                                       That the aforesaid amendment was duty adopted in accordance with the applicable provision of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

4.                                       That the capital of said Corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said HCC Holdings, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by David A. Jenkins, its President, and attested by Edmond A. Collins, its Vice President and Secretary, this 31st day of July, 1999.

HCC HOLDINGS, INC.

/s/ DAVID A. JENKINS
David A. Jenkins
President

[SEAL]

ATTEST:

/s/ EDMOND A. COLLINS
Edmond A. Collins
Vice President & Secretary

2

CERTIFICATE Of OWNERSHIP AND MERGER
MERGING
NCT CORPORATION
INTO
CELANESE HOLDINGS, INC.

(PURSUANT TO SECTION 253
OF THE GENERAL CORPORATION LAW OF DELAWARE)

Celanese Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST:                   That both the Corporation and NCT Corporation (“NCT”) are corporations organized and existing under the General Corporation Law of the State of Delaware.

SECOND:             That the Corporation owns all of the issued and outstanding shares of the common stock, par value $1.00 per share, of NCT, and there is no other class of stock of NCT.

THIRD:                  That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 10th day of October 2000, determined to merge into itself NCT on the conditions set forth in such resolutions, effective upon the filing of this Certificate with the Secretary of State of Delaware (the “Effective Time”):

NOW THEREFORE BE IT RESOLVED, that this Corporation merge into itself its subsidiary, NCT, and assume all of said subsidiary’s liabilities and obligations; and

FURTHER RESOLVED, that the President of this Corporation be and he hereby is directed to make and execute, and the Assistant Secretary of this Corporation be and he hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions for the merger of NCT into this Corporation and to assume NCT’s liabilities and obligations and the date of adoption thereof, and to file the same in the Office of the Recorder of Deeds, and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect the merger.  At the time of filing the Certificate of Ownership and Merger (the “Effective Time”), NCT shall cease to exist, and by virtue of the merger and without any action on the part of this Corporation or NCT, each share of Common Stock, par value $1.00 per share, of NCT issued and outstanding immediately prior to the Effective Time shall be cancelled and retired and no payment or other consideration shall be made with respect thereto.

IN WITNESS WHEREOF, Celanese Holdings, Inc. has caused its corporate seal to be affixed and this Certificate to be signed by Edmond A. Collins, its authorized officer, this 11th day of October, 2000.

Celanese Holdings, Inc.

/s/ Edmond A. Collins
Edmond A. Collins
President

ATTEST:

/s/ Robert G. Longaker, II.
Robert G. Longaker, II
Assistant Secretary

CERTIFICATE Of OWNERSHIP AND MERGER
MERGING
PFS CORPORATION
INTO
CELANESE HOLDINGS, INC.

(PURSUANT TO SECTION 253
OF THE GENERAL CORPORATION LAW OF DELAWARE)

Celanese Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST:                   That both the Corporation and PFS Corporation (“PFS”) are corporations organized and existing under the General Corporation Law of the State of Delaware.

SECOND:             That the Corporation owns all of the issued and outstanding shares of the common stock, par value $1.00 per share, of PFS, and there is no other class of stock of PFS.

THIRD:                  That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 10th day of October 2000, determined to merge into itself PFS on the conditions set forth in such resolutions, effective upon the filing of this Certificate with the Secretary of State of Delaware (the “Effective Time”):

NOW THEREFORE BE IT RESOLVED, that this Corporation merge into itself its subsidiary, PFS, and assume all of said subsidiary’s liabilities and obligations; and

FURTHER RESOLVED, that the President of this Corporation be and he hereby is directed to make and execute, and the Assistant Secretary of this Corporation be and he hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions for the merger of PFS into this Corporation and to assume PFS’s liabilities and obligations and the date of adoption thereof, and to file the same in the Office of the Recorder of Deeds, and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect the merger.  At the time of filing the Certificate of Ownership and Merger (the “Effective Time”), PFS shall cease to exist, and by virtue of the merger and without any action on the part of this Corporation or PFS, each share of Common Stock, par value $1.00 per share, of PFS issued and outstanding immediately prior to the Effective Time shall be cancelled and retired and no payment or other consideration shall be made with respect thereto.

IN WITNESS WHEREOF, Celanese Holdings, Inc. has caused its corporate seal to be affixed and this Certificate to be signed by Edmond A. Collins, its authorized officer, this 11th day of October, 2000.

Celanese Holdings, Inc.

/s/ Edmond A. Collins
Edmond A. Collins
President

ATTEST:

/s/ Robert G. Longaker, II
Robert G. Longaker, II
Assistant Secretary